UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

THE ONE GROUP HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37379	14-1961545
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1624 Market Street, Suite 311

Denver, Colorado 80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (646) 624-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	STKS	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2025, Tyler Loy notified The ONE Group Hospitality, Inc. (the “Company”) of his decision to resign as the Chief Financial Officer of the Company, effective September 26, 2025, to pursue other opportunities.

On September 3, 2025, the Company’s Board of Directors (the “Board”) appointed Nicole Thaung to serve as the Chief Financial Officer of the Company, effective September 8, 2025.

Ms. Thaung, age 46, is currently the Chief Financial Officer of Benihana, a subsidiary of the Company, which was acquired on May 1, 2024. Ms. Thaung has over 15 years of experience with Benihana, where she has served as Chief Financial Officer since August 2018. Prior to her Chief Financial Officer role, Ms. Thaung held progressive leadership positions at Benihana including Vice President of Finance and Controller. Before joining Benihana in 2009, she spent nearly eight years at Ernst & Young LLP, with her last role being that of Audit Manager. Ms. Thaung holds bachelor’s and master’s degrees in accounting from the University of Florida.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Thaung and any of the Company’s executive officers or directors. There are no transactions or relationships between the Company and Ms. Thaung that are reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Thaung and any other person pursuant to which Ms. Thaung was selected as Chief Financial Officer.

In connection with Ms. Thaung’s appointment as Chief Financial Officer, her base salary will be increased to $500,000. In addition, Ms. Thaung is eligible to receive incentive compensation in an amount targeted at 75% of her base salary. Ms. Thaung will be eligible to participate in the Company’s long term incentive program in an amount targeted at 100% of her base salary, based upon the achievement of corporate performance objectives. Please refer to the Company’s 2025 Proxy Statement for a full description of the Company’s compensation program. Upon her appointment, Ms. Thaung will be granted 30,000 restricted stock units that vest ratably over three years.

A copy of the press release announcing the appointment of Ms. Thaung is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith:

99.1Press Release dated September 8, 2025

104Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2025	THE ONE GROUP HOSPITALITY, INC.

	By:	/s/ Emanuel Hilario
	Name:	Emanuel Hilario
	Title:	Chief Executive Officer